Washington Bancorp
                    Computation of Earnings per Common Share
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              Exhibit   11                                For the three months                          For the six months
                                                           ended December 31,                           ended December 31,
                                                    1998     1997      1998     1997     1998       1997       1998       1997
                                                    Basic    Basic    Diluted   Diluted   Basic      Basic    Diluted     Diluted
Computation of weighted average                      EPS      EPS       EPS       EPS      EPS        EPS       EPS         EPS
       number of common shares
       outstanding:
Common shares outstanding
       at the beginning of the
       period ................................     651,133   651,133   651,133  651,133   651,133    651,133    651,133     651,133
Unreleased common shares held by
       the Employee Stock Ownership
       Plan (ESOP) at the beginning
       of the period .........................     (41,270)  (45,367)  (41,270) (45,367)  (42,313)  (46,333)    (42,313)    (46,333)
Weighted average common shares
       released by the ESOP during
       the period ............................         522       483       522      483     1,044       966       1,044         966
Weighted average common shares
       outstanding - Stock Option
       Plan ..................................          --        --    15,823   17,779        --        --      16,517      16,838
Weighted average common shares
       into treasury .........................     (53,127)       --   (53,127)      --   (44,269)       --     (44,269)         --
                                                   ---------------------------------------------------------------------------------
Total average shares outstanding .............     557,258   606,249   573,081  624,028   565,595   605,766     582,112     622,604
                                                   ================================================================================

Net income ...................................    $172,425  $199,230   172,425  199,230   367,588   356,450    $367,588    $356,450
                                                  =================================================================================

Net income per share .........................    $   0.31  $   0.33  $   0.30 $   0.32  $   0.65  $   0.59    $   0.63    $   0.57
                                                  =================================================================================
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